EXHIBIT 32

SECTION 1350 CERTIFICATION

To our knowledge, the undersigned executive officers of the Registrant hereby certify that this Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Thomas A. Vann
Thomas A. Vann
President and
Chief Executive Officer
(Principal Executive Officer)

By: /s/ William L. Wall
William L. Wall
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)

Date: November 5, 2008